SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549

                    ________________________

                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) September 8, 1995



                       THE ALLEN GROUP INC.
       (Exact name of Registrant as specified in charter)



    Delaware                        1-6016            38-0290950
(State of Other Jurisdiction     (Commission      (IRS Employer
 of Incorporation)              File Number)    Identification No.)



    25101 Chagrin Boulevard, Beachwood, Ohio          44122-5619
(Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code  216/765-5818



                            Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)






           Exhibit Index is on page 4 of this Report.

                       Page 1 of 6 pages.

Item 5.   Other Events

               On September 8, 1995, The Allen Group Inc. ("Allen") announced that its Board of Directors declared the spin-off distribution, subject to the satisfaction of certain regulatory approvals and other conditions, of 100 percent of the shares of a newly formed company to include Allen's Truck Products divisions and GO/DAN Industries. The new company's name is TransPro, Inc.

               A press release dated September 8, 1995 announcing the spin-off distribution is filed as Exhibit 99 to this Report and is incorporated herein by reference.



Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits

          (c)  Exhibits

               (99) News Release dated September 8, 1995



                           SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE ALLEN GROUP INC.
                              (Registrant)



                              By:
                                   Robert A. Youdelman
                                   Senior Vice President-Finance,
                                   Chief Financial Officer and
                                   Assistant Secretary





DATE:    September 13, 1995




                      THE ALLEN GROUP INC.
                          EXHIBIT INDEX



Exhibit Number:                                             Page

     (99) Press Release dated September 8, 1995...........    5







                                        FOR IMMEDIATE RELEASE


           ALLEN GROUP DECLARES SPIN-OFF DISTRIBUTION


     BEACHWOOD, OHIO, September 8, 1995 -- The Allen Group Inc. ("Allen") announced today that its Board of Directors has declared a spin-off distribution, subject to the satisfaction of certain regulatory approvals and other conditions, of 100% of the shares of a newly formed company to include Allen's Truck Products divisions and GO/DAN Industries ("GO/DAN"). The new company's name is TransPro, Inc. ("TransPro").

     One share of common stock of TransPro (plus associated stock purchase rights issued pursuant to a stockholder rights plan) will be distributed for every four shares of Allen common stock owned as of the record date. It is estimated that approximately 6.6 million shares of common stock of TransPro will be distributed based on approximately 26.4 million currently issued and outstanding shares of common stock of Allen.

     The distribution will be made to Allen's shareholders of record, and will be effective, at the close of business on September 29, 1995. A Prospectus will be mailed to shareholders on or about the record date. It is anticipated that the common stock of TransPro will be traded on the New York Stock Exchange under the symbol "TPR", and that "when issued" trading may commence a few days before the record date. Certificates for the new TransPro common stock are expected to be mailed to shareholders on October 10, 1995. Fractional shares will not be distributed, but will be aggregated and sold in the public market by the distribution agent and the cash proceeds will be distributed to those stockholders entitled to fractional interests.

     Robert G. Paul, President and Chief Executive Officer of The Allen Group, stated: "We are very pleased that this previously announced spin-off has proceeded so quickly and that we will soon be able to finalize this transaction, which is important to the future growth of both Allen and TransPro. Both Allen and TransPro should be able to maximize future growth through full utilization of their available financial resources and the possible use of their stock as an acquisition currency."

     TransPro will be comprised of Allen's Crown and G&O Manufacturing Company divisions, which manufacture and sell fabricated metal and original equipment radiator products, respectively, together with GO/DAN, which produces and distributes automotive and truck aftermarket radiators and heaters. Allen presently owns 50% of GO/DAN and TransPro will redeem the remaining ownership interest from the current joint venture partner immediately before the spin-off. TransPro will be headquartered in New Haven, Connecticut.

     The Allen Group (NYSE symbol - ALN) is a leading supplier of systems expansion, site management products and antennas to the worldwide two-way wireless communications marketplace; provides frequency planning, systems engineering services and design programs to current and emerging wireless markets; and operates centralized automotive emissions inspection programs.

                              -30-

For further information contact:   Robert A. Youdelman
                                   216-765-5820